Patrick Industries, Inc. Completes Acquisition of Indiana Marine Products Holdings

ELKHART, IN - March 5, 2018 - Patrick Industries, Inc. (NASDAQ: PATK) (“Patrick” or the “Company”) announced today that it has completed the acquisition of the business and certain assets of Angola, Indiana-based IMP Holdings, LLC, doing business as Indiana Marine Products (“IMP”), a manufacturer and distributor of fully-assembled helm assemblies, including electrical wiring harnesses, dash panels, instrumentation and gauges, and other products primarily for the marine market. IMP’s full-year 2017 revenues were approximately $33 million. The total cash consideration paid was approximately $18.5 million, plus the potential for up to $11.5 million of additional consideration upon the achievement of certain performance metrics over the next three years. The Company expects the acquisition to be immediately accretive to net income per share.

“As we continue to execute on our disciplined capital allocation strategy, the acquisition of IMP is a great fit within our portfolio of recognizable brand companies that highly complements our value proposition to the marine markets, and will help drive growth and synergy realization," said Todd Cleveland, Chief Executive Officer of Patrick.
“We believe the marine industry is well-positioned for continued growth and we are excited to partner with the IMP team to further expand our presence as a key component supplier in this space through high-quality, innovative product solutions and excellent customer service, along with the capital resources needed for success,” said Andy Nemeth, President of Patrick. “Consistent with previous acquisitions, we will support IMP with a financial and operational foundation that will allow it to capitalize on its core competencies while preserving the entrepreneurial spirit that has been so important to its success.”
Michael Peters, President of IMP, said, “We are committed to growing our capacity and capabilities to be the best partners for our customers and the best employer for our associates. This partnership with Patrick will provide additional resources and experience to allow us to deliver on those commitments. We will continue to have the autonomy to operate our business and grow our relationships using the traditional IMP values of excellence in quality and delivery, placing our customer first, and displaying the highest level of integrity in all of our relationships.”
The acquisition of IMP included the acquisition of accounts receivable, inventory, and machinery and equipment, and was funded under the Company’s existing credit facility. Patrick will continue to operate IMP on a stand-alone basis under its brand name in its two existing facilities.

Patrick Industries, Inc.
Patrick Industries, Inc. is a major manufacturer of component products and distributor of building products serving the recreational vehicle, manufactured housing, marine, kitchen cabinet, office and household furniture, fixtures and commercial furnishings, and other industrial markets and operates coast-to-coast through locations in 20 states and in China. Patrick’s major manufactured products include decorative vinyl and paper laminated panels, countertops, fabricated aluminum products, wrapped profile mouldings, slide-out trim and fascia, cabinet doors and components, hardwood furniture, fiberglass bath fixtures and tile systems, thermoformed shower surrounds, specialty bath and closet building products, fiberglass and plastic helm systems and component products, wiring and wire harnesses, electrical systems components including instrument and dash panels, softwoods lumber, interior passage doors, RV painting, slotwall panels and components, aluminum fuel tanks, and CNC molds and composite parts and other products. The Company also distributes drywall and drywall finishing products, electronics and audio systems components, wiring, electrical and plumbing products, cement siding, raw and processed lumber, FRP products, interior passage doors, roofing products, laminate and ceramic flooring, shower doors, furniture, fireplaces and surrounds, interior and exterior lighting products, and other miscellaneous products.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains certain statements related to future results, our intentions, beliefs and expectations or predictions for the future, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any projections of financial performance or statements concerning expectations as to future developments should not be construed in any manner as a guarantee that such results or developments will, in fact, occur. There can be no assurance that any forward-looking statement will be realized or that actual results will not be significantly different from that set forth in such forward-looking statement. The Company does not undertake to publicly update or revise any forward-looking statements except as required by law. Factors that may affect the Company’s operations and prospects are contained in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, and in the Company's Form 10-Qs for subsequent quarterly periods, which are filed with the Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov.
Contact:
Julie Ann Kotowski
Investor Relations
Patrick Industries, Inc.
574-294-7511
kotowskj@patrickind.com